As filed with the Securities and Exchange Commission on August 1, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVENTRUST PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	34-2019608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3025 Highland Parkway Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

InvenTrust Properties Corp. Amended 2015 Incentive Award Plan

(Full title of the plan)

Daniel J. Busch

President and Chief Executive Officer

InvenTrust Properties Corp.

3025 Highland Parkway

Downers Grove, Illinois 60515

(Name and address of agent for service)

(855) 377-0510

(Telephone number, including area code, of agent for service)

Copies to:

Cathy A. Birkeland Alexa M. Berlin Latham & Watkins LLP 330 North Wabash Avenue Suite 2800 Chicago, Illinois 60611 (312) 876-7700	Christy L. David Executive Vice President, Chief Operating Officer, General Counsel and Secretary InvenTrust Properties Corp 3025 Highland Parkway Downers Grove, Illinois 60515 (855) 377-0510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register 2,750,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of InvenTrust Properties Corp. (the “Company”) which may be issued under the InvenTrust Properties Corp. 2015 Incentive Award Plan, as amended by the First Amendment to the InvenTrust Properties Corp. 2015 Incentive Award Plan and the Second Amendment to the InvenTrust Properties Corp. 2015 Incentive Award Plan (as amended, the “Plan”).

The Company previously registered an aggregate 3,000,000 shares of its Common Stock (after giving effect to the 1-for-10 reverse stock split of the Common Stock effected on August 5, 2021) for issuance under the Plan by a registration statement on Form S-8 (File No. 333-205098) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 19, 2015 (the “Prior Registration Statement”). On March 20, 2024, the Company’s Board of Directors increased the authorized number of shares under the Plan from 3,000,000 to 5,750,000, which the Company’s stockholders approved on May 7, 2024.

The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8 to the extent not modified or superseded by the Prior Registration Statement, by the information included herein or by any subsequently filed document that is incorporated by reference in this Registration Statement or the Prior Registration Statement.

PART I

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference

Not required to be filed with this Registration Statement.

Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed

Not required to be filed with this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Venable LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto).

99.1	InvenTrust Properties Corp. 2015 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8 Registration Statement, as filed by the Registrant with the SEC on June 19, 2015).

99.2	First Amendment to InvenTrust Properties Corp. 2015 Incentive Award Plan, dated May 6, 2016 (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 15, 2016).

99.3	Second Amendment to InvenTrust Properties Corp. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, as filed by the Company with the SEC on May 10, 2024).

107	Filing Fee Calculation.

Item 9.	Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on August 1, 2024.

InvenTrust Properties Corp.

By:	/s/ Daniel J. Busch
Daniel J. Busch
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Daniel J. Busch and Christy L. David and each of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel J. Busch Daniel J. Busch	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2024

/s/ Michael Phillips Michael Phillips	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 1, 2024

/s/ David Bryson David Bryson	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 1, 2024

/s/ Stuart Aitken Stuart Aitken	Director	August 1, 2024

/s/ Amanda Black Amanda Black	Director	August 1, 2024

/s/ Thomas F. Glavin Thomas F. Glavin	Director	August 1, 2024

/s/ Scott A. Nelson Scott A. Nelson	Director	August 1, 2024

/s/ Paula J. Saban Paula J. Saban	Director	August 1, 2024

/s/ Smita N. Shah Smita N. Shah	Director	August 1, 2024

/s/ Michael A. Stein Michael A. Stein	Director	August 1, 2024

/s/ Julian E. Whitehurst Julian E. Whitehurst	Director	August 1, 2024